UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-15877	35-1547518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On February 28, 2011, the Board of Directors (the “Board”) of German American Bancorp, Inc.  (the "Company"), by the vote of the members of the Board who are not “interested directors” within the meaning of NASDAQ rules, established the balanced scorecards for each of the executive officers of the Company that, taken together, constitute the Company's Management Incentive Plan as extended for 2011 for such executive officers, all as recommended by the Compensation/Human Resources Committee of the Board (the "Committee”).

The Company's executive officers as of February 28, 2011, who will participate in the Management Incentive Plan for 2011 are Mark Schroeder (Chairman and Chief Executive Officer), Clay Ewing (President – Commercial and Retail Banking), Kenneth Sendelweck (President – Private Banking and Wealth Management), and Bradley Rust (Executive Vice President and Chief Financial Officer).

Each "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his business unit, and his expected individual level of contribution to the Company's achievement of its corporate goals.  These balanced scorecards describe potential awards based on performance for 2011 only ("short-term awards") and on performance for the three-years ending December 31, 2011 ("long-term awards"), as follows:

Potential Short-Term Cash Incentive Awards

Under the Management Incentive Plan, the Company pays additional compensation in the form of annual cash incentive awards to executive officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards.  At the February 28, 2011, meeting, the Board established the criteria for the award of short-term cash incentive payments for the four participating executive officers, with the potential amounts fixed as percentages of their 2011 base salary, based on the extent to which targeted levels of 2011 performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2011 Short-Term Award as Percentage of 2011 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Sendelweck	20%	40%	80%
Mr. Rust	15%	30%	60%

In the case of each performance criterion, credit is awarded at 100% if the performance criterion is met at the 100% level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum).  Credit is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

Cash incentive award entitlements, if any, for services during 2011 under the scorecards will be earned by each of the four participating executive officers based on the extent to which targeted levels of performance are met or exceeded with respect to the following components:

•	formula assessments of 2011 corporate performance (50%),

•	formula or judgmental assessments of business unit performance (30%), and

•	judgmental assessments of personal or departmental performance during 2011 (20%).

Corporate Performance Component

For 2011, the short-term corporate performance criteria (applicable to each of the four participating executives) are the following measures of corporate income or revenue (in total weighted as 50% of their potential awards):

•	Fully-diluted earnings per share (EPS) growth (weighted as 20% of total), and

•	Revenue per salaries & benefits (weighted as 20% of total); and

•	Non-interest Income to total revenue ratio (weighted as 10% of total).

Business Unit Performance Component

For 2011, Messrs. Schroeder, Ewing and Rust were assigned as their business unit measures certain growth objectives that were tied to the Company’s consolidated balance sheet growth during 2011 (in total weighted as 30% of their potential awards):

•	Growth in core organic deposits and repurchase agreements (weighted as 15% of total), and

•	Growth in core organic taxable loans (weighted as 15% of total).

Mr. Sendelweck was assigned as his business unit measure (weighted as 30% of his potential award) the achievement during 2011 of certain strategic goals and objectives (threshold achievement being good, target achievement being very good, and maximum achievement being outstanding) within the business units (wealth management, insurance and investment services) headed by Mr. Sendelweck.

Personal/Departmental Performance Component

For 2011, the personal or departmental performance measures specified for the four participating executives (weighted as 20% of their respective potential awards) related to the extent of their achievement (threshold achievement being good, target achievement being very good, and maximum achievement being outstanding) of one or more specific goals and/or overall job performance during 2011.

Expected Degree of Difficulty, on Balance, of Achieving Targeted Performance Levels

The targeted levels of achievement for the corporate or business unit financial metrics described above were established at levels that the Committee and Board believed were reasonable levels of corporate or business unit performance, considering factors that included the past performance and the Company’s best estimates for 2011.  When setting the target level for each corporate or business unit measure, however, the Company did not necessarily attempt to tie that level to the Company’s expectations for 2011; therefore, some of the measures require the achievement of greater-than-expected corporate or business unit performance at the targeted level, and some will reward achievement of lesser-than-expected corporate or business unit performance at the targeted level.  Overall, however, and on a balanced approach when weighting all of the formula and judgmental performance factors (corporate, business unit, departmental, and personal) in accordance with the scorecard weights, the Company believes that the target levels are appropriately challenging yet reasonable attainable by each of its executives participating in the 2011 Management Incentive Plan.

Potential Long-Term Incentive Awards

Long-term incentive (LTI) Awards are established by the Management Incentive Plan upon recommendation of the Committee based upon the executive officer's level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established.  At the February 28, 2011, meeting, the Board established potential long-term incentive awards for executive officers as percentages of their 2011 base salary based on the extent to which targeted levels of three-year performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2011 Long-Term Award as Percentage of 2011 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Sendelweck	20%	40%	80%
Mr. Rust	15%	30%	60%

LTI award targets for services during the three-year period ending December 31, 2011 under the scorecards are based on the following selected long-term corporate performance criteria, each as benchmarked against the Company's three-year average of its percentile rankings for such criteria over the three-year period ending December 31, 2011, with each year's percentile ranking computed against that year's custom Midwest publicly-held banking company peer group:

•	return on common equity (50% weight), and

•	fully-diluted earnings per common share growth (50% weight).

For purposes of benchmarking the Company’s three-year average of its percentile rankings for the above criteria:

•
For the return on common equity component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 75th percentile, and the maximum was at the 85th percentile (the Company’s actual percentile rankings with respect to this component for 2009 and 2010 were the 94th and 81st percentiles, respectively).

•
For the fully-diluted earnings per common share growth component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 75th percentile, and the maximum was at the 85th percentile (the Company’s actual percentile rankings with respect to this component for 2009 and 2010 were the 69th and 38th percentiles, respectively).

Notwithstanding the satisfaction of one or both of the components of the LTI award methodology outlined above, no LTI award will be payable unless a performance trigger (based on the percentile ranking within the 2011 peer group of the Company's consolidated return on common equity (ROCE) for the year 2011) is also satisfied.  No LTI awards will be payable if the Company's ROCE percentile ranking for the year 2011 is at less than the 60th percentile of the 2011 peer group for 2011, and the entire award is payable if that ranking is above the 80th percentile; a portion of the LTI award ranging from 50% (at the 60th percentile) to 100% (at the 80th percentile) is payable if the ranking is between the 60th percentile and the 80th percentile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: March 4, 2011	By:	/s/ Mark A. Schroeder
Mark A. Schroeder
Chairman and Chief Executive Officer